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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF CONYERS DILL & PEARMAN]




                                                                    27 June 2002

Weatherford International Ltd.
515 Post Oak Boulevard
Suite 600
Houston
Texas 77027
USA


Dear Sirs

WEATHERFORD INTERNATIONAL LTD.

We have acted as special legal counsel in Bermuda to Weatherford International Ltd., a Bermuda company ("WIL"), in connection with the Registration Statement on Form S-8 of WIL, filed on 27 June 2002 with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the "Act"), under Registration Number 333-36598 (the "Registration Statement"), with respect to the registration under the Act of 15,265,918 common shares of WIL, par value US$1.00 per share (the "Shares"), issuable upon WIL's assumption of certain of the obligations of Weatherford International, Inc. ("WII") pursuant to (i) the WII 1998 Employee Stock Option Plan, as amended; (ii) the WII 401(k) Savings Plan; (iii) the Stock Option Agreements dated September 8, 1998 with Non-Employee Directors of WII, as amended; (iv) a Warrant Agreement dated September 8, 1998, as amended, among WII and Robert K. Moses, Jr. (collectively, the documents in (i) through (iv) are referred to as the "Plans").

For the purposes of giving this opinion, we have examined the Registration Statement (but excluding the exhibits and schedules thereto unless specifically referred to herein).

We have also reviewed and have relied upon the memorandum of association and the bye-laws of WIL, minutes of meetings of WIL's board of directors and shareholders approving the issue of the Shares (referred to herein as the "Minutes"), correspondence on behalf of WIL with the Bermuda Monetary Authority (the "BMA") whereby the BMA has granted certain permissions, inter alia, for the issue (and subsequent transfer) of WIL securities (subject to conditions expressed in such correspondence) and such other documents and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.


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Conyers Dill & Pearman
27 June 2002
Page 2


We have assumed:

(a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

(c) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended;

(d) that upon the issue of the Shares, WIL will receive money or money's worth at least equal to the value of the Shares then being issued and that none of the Shares will be issued for less than par value;

(e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein; and

(f) that the issue and transfer of the Shares will comply at all times with the permissions obtained from the BMA.

"Non-assessability" is not a legal concept under Bermuda law, but when we describe the Shares as being "non-assessable" herein we mean, subject to any contrary provision in any agreement between WIL and any one of its members holding any of the Shares (but only with respect to such member), that no further sums are payable with respect to the holding of such Shares and the member shall not be bound by an alteration in the memorandum of association or the bye-laws of WIL after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, WIL.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is not to be relied upon in respect of any matter other than the issue of the Shares, as described in the Registration Statement and may not be quoted or referred to in any public document without our prior written consent.

On the basis of, and subject to, the foregoing, we are of the opinion that:


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Conyers Dill & Pearman
27 June 2002
Page 3


1. WIL is duly incorporated and existing as an exempted company under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. Upon the issuance and delivery of the Shares in accordance with the terms of the Plans and the registration of such Shares in WIL's register of members, such Shares will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours faithfully,

/s/ CONYERS DILL & PEARMAN